SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) August 18, 2000


                         JUNIATA VALLEY FINANCIAL CORP.
          -------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

        Pennsylvania                               23-2235254
-------------------------------                -------------------
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                 Identification No.)

                            ------------------------
                            (Commission file number)


Bridge and Main Streets, Mifflintown, Pennsylvania                 17059
--------------------------------------------------               ----------
   (Address of Principal Executive Offices)                      (zip code)



                                 A. JEROME COOK
                               Chairman and C.E.O
                         JUNIATA VALLEY FINANCIAL CORP.
                             Bridge and Main Streets
                               Post Office Box 66
                         Mifflintown, Pennsylvania 17059
                         -------------------------------
                         (Address of executive offices)



                                 (717) 436-8211
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

Item 5. Other Events

     On August 18, 2000, the Board of Directors of the Corporation approved the 2000 Shareholder Rights Agreement, effective as of September 1, 2000, which will be the successor to the Corporation's 1990 Shareholder Rights Agreement, which is scheduled to expire on August 31, 2000. The 2000 Rights Agreement is largely identical to the 1990 Rights Agreement and is similar to the plans of many other public companies and is designed to protect shareholder interests by discouraging unfair or financially inadequate takeover proposals and abusive takeover practices. Pursuant to the Rights Agreement, the Board of Directors declared a distribution of one Right for each outstanding share of the Corporation's common stock, par value $1.00 per share, to shareholders of record at the close of business on August 21, 2000.

     The press release announcing the approval of the 2000 Rights Agreement is attached hereto as Exhibit 99.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Juniata Valley Financial Corp.
                                                  (Registrant)


         Date: 8/25/00                 /s/ A. Jerome Cook
               -------                 ---------------------------------------
                                           A. Jerome Cook, Chairman and C.E.O.


EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------
    4               2000 Rights Agreement, which includes as Exhibit "A" the
                    Form of Right Certificate and the Form of Election to Purchase, and as Exhibit "B" the Summary of Rights Agreement

    99 Press Release of Juniata Valley Financial Corp. dated _________________, 2000.